      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 1997


                                                      REGISTRATION NO. 333-14693
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           ARM FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                     63                                    61-1244251
    (State or other jurisdiction of             (Primary standard industrial        (I.R.S. employer identification number)
     incorporation or organization)             classification code number)

                            ------------------------

                           ARM FINANCIAL GROUP, INC.
                             515 WEST MARKET STREET
                           LOUISVILLE, KENTUCKY 40202
                                 (502) 582-7900
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                                ROBERT H. SCOTT
                           ARM FINANCIAL GROUP, INC.
                             515 WEST MARKET STREET
                           LOUISVILLE, KENTUCKY 40202
                                 (502) 582-7900
 (Name, address, including zip code, and telephone number, including area code, of agent for service for the registrant)
                         ------------------------------

                                   COPIES TO:

           FAITH D. GROSSNICKLE                          PETER R. O'FLINN
           SHEARMAN & STERLING                           LARS BANG-JENSEN
           599 LEXINGTON AVENUE               LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
         NEW YORK, NEW YORK 10022                      125 WEST 55TH STREET
              (212) 848-4000                      NEW YORK, NEW YORK 10019-5389
                                                          (212) 424-8000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    The sole purpose of this Amendment is to file certain exhibits to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The Prospectus and Financial Statement Schedules are unchanged and have been omitted.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table shows the expenses payable by the Company, other than underwriting discounts and commissions, to be incurred in connection with the sale and distribution of the securities being registered. All amounts are estimates (except for the Securities and Exchange Commission (the "SEC") registration fee and the Nasdaq National Market listing fee).

SEC registration fee............................................  $34,848.48
National Association of Securities Dealers, Inc. filing fee.....  12,000.00
Nasdaq National Market listing fee..............................      *
Printing and engraving expenses.................................      *
Legal fees and expenses.........................................      *
Accountants' fees and expenses..................................      *
Blue Sky qualification fees and expenses........................      *
Transfer Agent and Registrar fees...............................      *
Miscellaneous...................................................      *
                                                                  ---------
        Total...................................................  $   *
                                                                  ---------
                                                                  ---------

------------------------

*   To be furnished by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; PROVIDED that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

    The Certificate of Incorporation of the Registrant (the "Certificate of Incorporation") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or purchases or (iv) for any transaction from which the director derived an improper personal benefit.

    The Certificate of Incorporation and the By-laws of the Registrant provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time. In addition, MS Group indemnifies those directors of the Registrant who are also officers of MS & Co.

    The Underwriting Agreement (Exhibit 1.1 hereto) contains provisions for certain indemnification rights to the directors and officers of the Registrant.

    In addition, the Registrant and MS Group maintains directors' and officers' liability insurance for their respective directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Within the past three years, the Registrant has issued securities without registration under the Act, as follows:

        (a) Common Stock

        (i) On June 14, 1995, in connection with the acquisition of substantially all of the assets and business operations of SBM Company, the Registrant issued 9,770 shares of its Class A Common Stock to the Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P., MSCP III 892 Investors, L.P., New Arm, LLC, Dudley J. Godfrey, Jr. and Edward D. Powers for an aggregate offering price of $63,505,000.

        (ii) On February 23, 1996, the Registrant issued 5 shares of its Class A Common Stock to Patty Winter in connection with the exercise of options for an aggregate offering price of $31,360.

        (iii) On July 1, 1996, the Registrant issued 21 shares of its Class A Common Stock to Warren M. Foss for an aggregate offering price of $152,880.

        (b) Grants and Exercises of Stock Options

    As of March   , 1997, options to purchase 2,713.40 shares of Class A Common
Stock were outstanding and unexercised under the Registrant's Stock Option Plan. On February 23, 1996, the Registrant issued 5 shares of Class A Common Stock upon exercise of options granted under such plan for an aggregate consideration
of approximately $31,360. As of March   , 1997, there were 3,445 shares of
Common Stock reserved for issuance under this plan.

    The securities issued in the transactions described in paragraph (a) above were issued in reliance on the exemption from registration under Section 4(2) and/or Regulation D of the Securities Act as transactions not involving a public offering. The recipients in each such case represented their intentions to acquire the securities for investment purposes only and not with a view to distribution thereof, and appropriate restrictive legends were affixed to the securities issued in each transaction. All recipients were furnished or had adequate access, through employment or other relationships, to information about the Registrant.

    The options granted under the Stock Option Plan and the shares issued upon exercise of the options described in paragraph (b) above were issued in reliance on the exemption from registration under Section 4(2) and/or Regulation D of the Securities Act as transactions not involving a public offering. The recipients, by virtue of their employment or other relationships with the Registrant, had adequate access to information about the Registrant. Upon exercise of the options, the recipients represented their intentions to acquire the shares for investment purposes only and not with a view to distribution thereof, and appropriate restrictive legends were affixed to the certificates evidencing such shares.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

EXHIBIT NO.                                        DESCRIPTION OF EXHIBIT
-----------  ---------------------------------------------------------------------------------------------------
      1.1 *** --Form of Underwriting Agreement.
      2.1    --Asset Purchase Agreement, dated as of January 5, 1995, among Kleinwort Benson Investment
               Management Holdings Ltd., Kleinwort Benson Investment Management Americas Inc., ARM Financial
               Group, Inc., and ARM Capital Advisors, Inc.++
      2.2    --Amended and Restated Stock and Asset Purchase Agreement, dated as of April 7, 1995, by and between SBM Company and ARM Financial Group, Inc.+++, amending the Stock and Asset Purchase
               Agreement, dated as of February 16, 1995.++
      2.3    --Subscription Agreement dated as of June 12, 1995, among ARM Financial Group, Inc. and Morgan
               Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P. and MSCP III 892
               Investors, L.P.+++++
      2.4    --Subscription Agreement dated as of June 12, 1995, among ARM Financial Group, Inc. and New ARM,
               LLC, Dudley J. Godfrey, Jr. and Edward Powers.+++++
      2.5 ** --Subscription Agreement dated as of July 1, 1996, between ARM Financial Group, Inc. and Warren M.
               Foss.
   3(i).1    --Certificate of Incorporation of ARM Financial Group, Inc.+
   3(i).2    --Certificate of Amendment to the Certificate of Incorporation of ARM Financial Group, Inc., filed with the Delaware Secretary of State on October 5, 1993.+
   3(i).3    --Certificate of Amendment to the Certificate of Incorporation of ARM Financial Group, Inc., filed with the Delaware Secretary of State on November 10, 1993.+++++
   3(i).4    --Certificate of Designations of Cumulative Perpetual Preferred Stock of ARM Financial Group, Inc.,
               filed with the Delaware Secretary of State on November 23, 1993.+
   3(i).5    --Certificate of Amendment to the Certificate of Incorporation of ARM Financial Group, Inc., filed with the Delaware Secretary of State on June 12, 1995.+++++
   3(i).6 ** --Certificate of Amendment to the Certificate of Incorporation of ARM Financial Group, Inc., filed with the Delaware Secretary of State on May 8, 1996.
   3(i).7 *** --Form of Restated Certificate of Incorporation of ARM Financial Group, Inc. to be in effect upon completion of the Offering.
  3(ii).1    --By-laws of ARM Financial Group, Inc.+
  3(ii).2    --Amendment to By-laws of ARM Financial Group, Inc., adopted by the Board of Directors on November
               9, 1994.++
  3(ii).3 *** --Form of Amended and Restated By-laws of ARM Financial Group, Inc. to be in effect upon completion of the Offering.
      4.1    --Amended and Restated Stockholders Agreement dated as of June 14, 1995, among ARM Financial Group,
               Inc., The Morgan Stanley Leveraged Equity Fund II, L.P., John Franco, Martin H. Ruby, Oldarm
               L.P., Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P., MSCP III
               892 Investors, L.P. and New ARM, LLC.+++++
      4.2 *** --Form of Second Amended and Restated Stockholders Agreement dated as of       , 1997, among ARM
               Financial Group, Inc., The Morgan Stanley Leveraged Equity Fund II, L.P., John Franco, Martin H.
               Ruby, Oldarm L.P., Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors,
               L.P., MSCP III 892 Investors, L.P. and New ARM, LLC.
      5.1 *** --Opinion of Shearman & Sterling as to the validity of the Common Stock.

EXHIBIT NO.                                        DESCRIPTION OF EXHIBIT
-----------  ---------------------------------------------------------------------------------------------------
     10.1    --ARM Financial Group, Inc. Amended and Restated Stock Option Agreement dated as of June 14,
               1995.+++++
     10.2    --Amendment, Waiver and Consent dated as of March 27, 1995 to (a) the Credit Agreement dated as of
               November 15, 1993 (as amended, the "Credit Agreement"), among ARM Financial Group, Inc.,
               Integrity Holdings, Inc., the financial institutions listed on Schedule 2.01 to the Credit
               Agreement (the "Lenders"), The Chase Manhattan Bank, N.A. ("Chase"), and Chemical Bank
               ("Chemical"), as managing agents for the Lenders, (b) the Security Agreement dated as of November
               26, 1993 (as amended, the "Security Agreement"), between ARM Financial Group, Inc. and Chase, and
               (c) the Pledge Agreement dated as of November 26, 1993 (as amended, the "Pledge Agreement"), among ARM Financial Group, Inc., Integrity Holdings, Inc. and Chase.++++
     10.3    --Second Amendment to the Credit Agreement, Security Agreement and Pledge Agreement dated as of
               June 29, 1995.++++
     10.4    --Third Amendment to the Credit Agreement, Security Agreement and Pledge Agreement dated as of
               December 13, 1995.+++++
     10.5    --Fourth Amendment to the Credit Agreement dated as of June 28, 1996.++++++
     10.6    --Fifth Amendment to the Credit Agreement dated as of December 31, 1996.+++++++
     10.7    --Guaranty dated as of December 13, 1995, made by ARM Financial Group, Inc. in favor of First Bank,
               FSB, in connection with sale of certain SBM Certificate Company mortgage loans.+++++
     10.8    --Guaranty dated as of December 13, 1995, made by ARM Financial Group, Inc. in favor of First Bank,
               FSB, in connection with the sale of certain State Bond and Mortgage Life Insurance Company mortgage loans.+++++
     10.9    --Assignment and Assumption of Lease dated January 5, 1995, between Kleinwort Benson International
               Investments, Ltd., and ARM Capital Advisors, Inc. (obligations of ARM Capital Advisors, Inc. have been fully guaranteed by ARM Financial Group, Inc.)++
     10.10** --Administrative Services Agreement dated as of September 28, 1994 between ARM Financial Group,
               Inc. and National Integrity Life Insurance Company.
     10.11** --Administrative Services Agreement dated as of January 1, 1995 between ARM Financial Group, Inc.
               and ARM Capital Advisors, Inc.
     10.12   --Administrative Services Agreement dated as of January 1, 1995, between ARM Financial Group, Inc.
               and Integrity Life Insurance Company.+++++
     10.13   --Administrative Services Agreement dated as of June 14, 1995, between ARM Financial Group, Inc.
               and SBM Certificate Company.+++++
     10.14   --Administrative Services Agreement dated as of June 14, 1995, between ARM Financial Group, Inc.
               and ARM Financial Services, Inc.+++++
     10.15** --Investment Advisory Agreement dated as of July 29, 1994 between ARM Financial Group, Inc. and
               National Integrity Life Insurance Company.
     10.16   --Investment Services Agreement dated as of January 1, 1995, between ARM Financial Group, Inc. and
               Integrity Life Insurance Company.+++++
     10.17   --Investment Services Agreement dated as of June 14, 1995, between ARM Financial Group, Inc. and
               SBM Certificate Company.+++++
     10.18   --Tax Allocation Agreement dated as of March 21, 1996 by and among ARM Financial Group, Inc. and certain of its subsidiaries for taxable periods beginning January 1, 1995.+++++

EXHIBIT NO.                                        DESCRIPTION OF EXHIBIT
-----------  ---------------------------------------------------------------------------------------------------
     10.19   --Lease made as of June 14, 1996 by and between Northwestern National Life Insurance Company and
               ARM Financial Group, Inc.++++++
     10.20** --Assignment and Assumption Agreement dated as of June 28, 1996 between Northwestern National Life
               Insurance Company and ARM Financial Group, Inc.
     10.21** --Employment Agreement dated as of July 1, 1996 between ARM Financial Group, Inc. and John Franco.
     10.22** --Employment Agreement dated as of July 1, 1996 between ARM Financial Group, Inc. and Martin H.
               Ruby.
     10.23** --Employment Agreement dated as of July 1, 1996 between ARM Financial Group, Inc. and David E.
               Ferguson.
     10.24** --Employment Agreement dated as of July 1, 1996 between ARM Financial Group, Inc. and John R.
               Lindholm.
     10.25*** --[Amendment to Stock Option Plan].
     10.26*** --[Equity Incentive Plan].
     10.27*(c) --Engagement Agreement, dated March 12, 1993, between Analytical Risk Management, LTD and General
               American Life Insurance Company--Group Pension.
     10.28*  --Consent to Assignment of Engagement Agreement, dated September 8, 1993, by General American Life
               Insurance Company--Group Pension.
     10.29*  --Amendment #1 to Engagement Agreement, dated as of August 14, 1995, General American Life
               Insurance Company and ARM Financial Group, Inc.
     10.30*  --Amendment #2 to Engagement Agreement, dated September 1, 1995, between General American Life
               Insurance Company and ARM Financial Group, Inc.
     10.31*(c) --Reinsurance Agreement between General American Life Insurance Company and Integrity Life
               Insurance Company.
     21.1 ** --Subsidiaries of the Registrant.
     23.1 *** --Consent of Shearman & Sterling (included in its opinion delivered under Exhibit
               No. 5)
     23.2 ** --Consent of Ernst & Young LLP.
     24.1 ** --Powers of Attorney.


------------------------

      * Filed herewith.

     ** Previously filed.

    *** To be filed by amendment.


    (c) Portions of the exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission under Rule 406. The omitted material has been filed separately with the SEC.


      + Incorporated by reference to the Registration Statement on Form S-1 of the Registrant, File No. 33-67268.

     ++ Incorporated by reference to the Form 10-K filed by the Registrant on March 30, 1995.

    +++ Incorporated by reference to the Form 10-Q filed by the Registrant on May 15, 1995.

   ++++ Incorporated by reference to the Form 10-Q filed by the Registrant on August 14, 1995.

  +++++ Incorporated by reference to the Form 10-K filed by the Registrant on March 29, 1996.

 ++++++ Incorporated by reference to the Form 10-Q filed by the Registrant on August 13, 1996.

+++++++ Incorporated by reference to the Form 10-K filed by the Registrant on March 27, 1997.

    (b) Financial Statement Schedules

    The following schedules are included in this Part II of the Registration
Statement:

        Report of Independent Public Accountant on Financial Statement Schedules

        Schedule I--Summary of Investments (Other than Investments in Related Parties)

        Schedule II--Condensed Financial Information of Registrant

        Schedule III--Supplementary Insurance Information

        Schedule IV--Reinsurance

        Schedule V--Valuation and Qualifying Accounts

    Any schedules otherwise required by Article 7 of Regulation S-X other than those listed are omitted because they are not required or are inapplicable in this case, or equivalent information has been included in the financial statements and notes thereto, or elsewhere herein.

ITEM 17. UNDERTAKINGS

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (b) The undersigned Registrant hereby undertakes that:

        (i) For the purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky on the 7th day of May, 1997.



                                ARM FINANCIAL GROUP, INC.

                                *BY:             /S/ MARTIN H. RUBY
                                     -----------------------------------------
                                                   Martin H. Ruby
                                       CO-CHAIRMAN OF THE BOARD OF DIRECTORS
                                           AND CO-CHIEF EXECUTIVE OFFICER
                                           (PRINCIPAL EXECUTIVE OFFICER)



    Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE             TITLE                               DATE
------------------------------  ---------------------------  -------------------

              *
------------------------------                                   May 7, 1997
         John Franco            Co-Chairman of the Board of
                                  Directors and Co-Chief
                                  Executive Officer
                                  (Principal Executive
                                  Officer)

      /s/ MARTIN H. RUBY
------------------------------                                   May 7, 1997
        Martin H. Ruby          Co-Chairman of the Board of
                                  Directors and Co-Chief
                                  Executive Officer
                                  (Principal Executive
                                  Officer)

              *
------------------------------                                   May 7, 1997
       Edward L. Zeman          Executive Vice
                                  President--Chief
                                  Financial Officer
                                  (Principal Financial
                                  Officer)

              *
------------------------------                                   May 7, 1997
        Barry G. Ward           Controller (Principal
                                  Accounting Officer)

              *
------------------------------  Director                         May 7, 1997
        James S. Cole

              *
------------------------------  Director                         May 7, 1997
        Warren M. Foss

              *
------------------------------  Director                         May 7, 1997
    Dudley J. Godfrey, Jr.

              *
------------------------------  Director                         May 7, 1997
       Edward D. Powers

              *
------------------------------  Director                         May 7, 1997
       Colin F. Raymond

              *
------------------------------  Director                         May 7, 1997
        Frank V. Sica

          SIGNATURE             TITLE                               DATE
------------------------------  ---------------------------  -------------------

              *
------------------------------  Director                         May 7, 1997
     Irwin T. Vanderhoof



                   /s/ MARTIN H. RUBY
       ------------------------------------------
                     Martin H. Ruby
  *By:              ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS



EXHIBITS
---------
     1.1 *** --Form of Underwriting Agreement.
     2.1   --Asset Purchase Agreement, dated as of January 5, 1995, among Kleinwort Benson Investment Management
             Holdings Ltd., Kleinwort Benson Investment Management Americas Inc., ARM Financial Group, Inc., and
             ARM Capital Advisors, Inc.++
     2.2   --Amended and Restated Stock and Asset Purchase Agreement, dated as of April 7, 1995, by and between
             SBM Company and ARM Financial Group, Inc.+++, amending the Stock and Asset Purchase Agreement, dated as of February 16, 1995.++
     2.3   --Subscription Agreement dated as of June 12, 1995, among ARM Financial Group, Inc. and Morgan
             Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P. and MSCP III 892
             Investors, L.P.+++++
     2.4   --Subscription Agreement dated as of June 12, 1995, among ARM Financial Group, Inc. and New ARM, LLC,
             Dudley J. Godfrey, Jr. and Edward Powers.+++++
     2.5 ** --Subscription Agreement dated as of July 1, 1996, between ARM Financial Group, Inc. and Warren M.
             Foss.
  3(i).1   --Certificate of Incorporation of ARM Financial Group, Inc.+
  3(i).2   --Certificate of Amendment to the Certificate of Incorporation of ARM Financial Group, Inc., filed with the Delaware Secretary of State on October 5, 1993.+
  3(i).3   --Certificate of Amendment to the Certificate of Incorporation of ARM Financial Group, Inc., filed with the Delaware Secretary of State on November 10, 1993.+++++
  3(i).4   --Certificate of Designations of Cumulative Perpetual Preferred Stock of ARM Financial Group, Inc.,
             filed with the Delaware Secretary of State on November 23, 1993.+
  3(i).5   --Certificate of Amendment to the Certificate of Incorporation of ARM Financial Group, Inc., filed with the Delaware Secretary of State on June 12, 1995.+++++
  3(i).6 ** --Certificate of Amendment to the Certificate of Incorporation of ARM Financial Group, Inc., filed with the Delaware Secretary of State on May 8, 1996.
  3(i).7 *** --Form of Restated Certificate of Incorporation of ARM Financial Group, Inc. to be in effect upon completion of the Offering.
 3(ii).1   --By-laws of ARM Financial Group, Inc.+
 3(ii).2   --Amendment to By-laws of ARM Financial Group, Inc., adopted by the Board of Directors on November 9,
             1994.++
 3(ii).3 *** --Form of Amended and Restated By-laws of ARM Financial Group, Inc. to be in effect upon completion of the Offering.
     4.1   --Amended and Restated Stockholders Agreement dated as of June 14, 1995, among ARM Financial Group,
             Inc., The Morgan Stanley Leveraged Equity Fund II, L.P., John Franco, Martin H. Ruby, Oldarm L.P.,
             Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P., MSCP III 892
             Investors, L.P. and New ARM, LLC.+++++
     4.2 *** --Form of Second Amended and Restated Stockholders Agreement dated as of       , 1997, among ARM
             Financial Group, Inc., The Morgan Stanley Leveraged Equity Fund II, L.P., John Franco, Martin H.
             Ruby, Oldarm L.P., Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors,
             L.P., MSCP III 892 Investors, L.P. and New ARM, LLC.
     5.1 *** --Opinion of Shearman & Sterling as to the validity of the Common Stock.
    10.1   --ARM Financial Group, Inc. Amended and Restated Stock Option Agreement dated as of June 14,
             1995.+++++

EXHIBITS
---------
    10.2   --Amendment, Waiver and Consent dated as of March 27, 1995 to (a) the Credit Agreement dated as of
             November 15, 1993 (as amended, the "Credit Agreement"), among ARM Financial Group, Inc., Integrity
             Holdings, Inc., the financial institutions listed on Schedule 2.01 to the Credit Agreement (the
             "Lenders"), The Chase Manhattan Bank, N.A. ("Chase"), and Chemical Bank ("Chemical"), as managing agents for the Lenders, (b) the Security Agreement dated as of November 26, 1993 (as amended, the
             "Security Agreement"), between ARM Financial Group, Inc. and Chase, and (c) the Pledge Agreement
             dated as of November 26, 1993 (as amended, the "Pledge Agreement"), among ARM Financial Group,
             Inc., Integrity Holdings, Inc. and Chase.++++
    10.3   --Second Amendment to the Credit Agreement, Security Agreement and Pledge Agreement dated as of June
             29, 1995.++++
    10.4   --Third Amendment to the Credit Agreement, Security Agreement and Pledge Agreement dated as of
             December 13, 1995.+++++
    10.5   --Fourth Amendment to the Credit Agreement dated as of June 28, 1996.++++++
    10.6   --Fifth Amendment to the Credit Agreement dated as of December 31, 1996.+++++++
    10.7   --Guaranty dated as of December 13, 1995, made by ARM Financial Group, Inc. in favor of First Bank,
             FSB, in connection with sale of certain SBM Certificate Company mortgage loans.+++++
    10.8   --Guaranty dated as of December 13, 1995, made by ARM Financial Group, Inc. in favor of First Bank,
             FSB, in connection with the sale of certain State Bond and Mortgage Life Insurance Company mortgage loans.+++++
    10.9   --Assignment and Assumption of Lease dated January 5, 1995, between Kleinwort Benson International
             Investments, Ltd., and ARM Capital Advisors, Inc. (obligations of ARM Capital Advisors, Inc. have been fully guaranteed by ARM Financial Group, Inc.)++
    10.10** --Administrative Services Agreement dated as of September 28, 1994 between ARM Financial Group, Inc.
             and National Integrity Life Insurance Company.
    10.11** --Administrative Services Agreement dated as of January 1, 1995 between ARM Financial Group, Inc. and
             ARM Capital Advisors, Inc.
    10.12  --Administrative Services Agreement dated as of January 1, 1995, between ARM Financial Group, Inc.
             and Integrity Life Insurance Company.+++++
    10.13  --Administrative Services Agreement dated as of June 14, 1995, between ARM Financial Group, Inc. and
             SBM Certificate Company.+++++
    10.14  --Administrative Services Agreement dated as of June 14, 1995, between ARM Financial Group, Inc. and
             ARM Financial Services, Inc.+++++
    10.15** --Investment Advisory Agreement dated as of July 29, 1994 between ARM Financial Group, Inc. and
             National Integrity Life Insurance Company.
    10.16  --Investment Services Agreement dated as of January 1, 1995, between ARM Financial Group, Inc. and
             Integrity Life Insurance Company.+++++
    10.17  --Investment Services Agreement dated as of June 14, 1995, between ARM Financial Group, Inc. and SBM
             Certificate Company.+++++
    10.18  --Tax Allocation Agreement dated as of March 21, 1996 by and among ARM Financial Group, Inc. and certain of its subsidiaries for taxable periods beginning January 1, 1995.+++++
    10.19  --Lease made as of June 14, 1996 by and between Northwestern National Life Insurance Company and ARM
             Financial Group, Inc.++++++
    10.20** --Assignment and Assumption Agreement dated as of June 28, 1996 between Northwestern National Life
             Insurance Company and ARM Financial Group, Inc.
    10.21** --Employment Agreement dated as of July 1, 1996 between ARM Financial Group, Inc. and John Franco.

EXHIBITS
---------
    10.22** --Employment Agreement dated as of July 1, 1996 between ARM Financial Group, Inc. and Martin H. Ruby.
    10.23** --Employment Agreement dated as of July 1, 1996 between ARM Financial Group, Inc. and David E.
             Ferguson.
    10.24** --Employment Agreement dated as of July 1, 1996 between ARM Financial Group, Inc. and John R.
             Lindholm.
    10.25*** --[Amendment to Stock Option Plan].
    10.26*** --[Equity Incentive Plan].
    10.27*(c) --Engagement Agreement, dated March 12, 1993, between Analytical Risk Management, LTD and General
             American Life Insurance Company--Group Pension.
    10.28* --Consent to Assignment of Engagement Agreement, dated September 8, 1993, by General American Life
             Insurance Company--Group Pension.
    10.29* --Amendment #1 to Engagement Agreement, dated as of August 14, 1995, General American Life Insurance
             Company and ARM Financial Group, Inc.
    10.30* --Amendment #2 to Engagement Agreement, dated September 1, 1995, between General American Life
             Insurance Company and ARM Financial Group, Inc.
    10.31*(c) --Reinsurance Agreement between General American Life Insurance Company and Integrity Life Insurance
             Company.
    21.1 ** --Subsidiaries of the Registrant.
    23.1 *** --Consent of Shearman & Sterling (included in its opinion delivered under Exhibit
             No. 5)
    23.2 ** --Consent of Ernst & Young LLP.
    24.1 ** --Powers of Attorney.


------------------------


      * Filed herewith.



     ** Previously filed.



    *** To be filed by amendment.



    (c) Portions of the exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission under Rule 406. The omitted material has been filed separately with the SEC.



      + Incorporated by reference to the Registration Statement on Form S-1 of the Registrant, File No. 33-67268.



     ++ Incorporated by reference to the Form 10-K filed by the Registrant on March 30, 1995.



    +++ Incorporated by reference to the Form 10-Q filed by the Registrant on May 15, 1995.



   ++++ Incorporated by reference to the Form 10-Q filed by the Registrant on August 14, 1995.



  +++++ Incorporated by reference to the Form 10-K filed by the Registrant on March 29, 1996.



 ++++++ Incorporated by reference to the Form 10-Q filed by the Registrant on August 13, 1996.



+++++++ Incorporated by reference to the Form 10-K filed by the Registrant on March 27, 1997.